EXHIBIT 99.1

[Reliant Resources, Inc. Logo]

FOR FURTHER INFORMATION:	Sandy Fruhman, Media (713) 497-3123
Dan Hannon, Investors (713) 497-6149

FOR IMMEDIATE RELEASE:	March 31, 2003

Reliant Resources Gets Extension Of Debt Maturity

HOUSTON, TX — Reliant Resources, Inc. (NYSE: RRI) is pursuing the refinancing of $5.9 billion of bank debt. In connection with the refinancing discussions, the company has received an extension of the March 28 maturity date of the $2.9 billion Orion bridge loan until midnight, Monday, March 31. All of the participating lenders voted in favor of granting the extension.